SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
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Neurocrine Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROCRINE BIOSCIENCES, INC.

Notice of Annual Meeting of Stockholders

To Be Held on May 26, 2004

TO THE STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), will be held on May 26, 2004, at 8:30 a.m. local time, at the Company’s corporate headquarters located at 12790 El Camino Real, San Diego, California, 92130 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two Class II Directors to the Board of Directors to each serve for a term of three years;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004;

3.	To approve an amendment to the Company’s 2003 Incentive Stock Plan increasing the number of shares of Common Stock reserved for issuance from 1,100,000 to 2,300,000 shares; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

          Only stockholders of record at the close of business on April 1, 2004 are entitled to receive notice of and to vote at the Annual Meeting.

          All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage prepaid envelope, or vote by telephone or internet (instructions have been provided on your proxy card). Stockholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

By Order of the Board of Directors,

Margaret Valeur-Jensen, J.D., Ph.D. Corporate Secretary

San Diego, California
April 23, 2004

Neurocrine Biosciences, Inc.

12790 El Camino Real
San Diego, California 92130

PROXY STATEMENT

          The enclosed Proxy is solicited on behalf of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), for use at its 2004 Annual Meeting of Stockholders to be held on May 26, 2004 beginning at 8:30 a.m., local time, or at any continuations, postponements or adjournments thereof for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, located at 12790 El Camino Real, San Diego, California 92130. The Company’s phone number is (858) 617-7600.

          This proxy statement is being first mailed on or about April 23, 2004 to all stockholders entitled to vote at the Annual Meeting.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

          At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of directors, ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ended December 31, 2004, and approval of an amendment increasing the number of shares of common stock available under the Company’s 2003 Incentive Stock Plan from 1,100,000 to 2,300,000. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who can attend the Annual Meeting?

          All stockholders of record at the close of business on April 1, 2004 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

          Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

          Stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. At the close of business on the Record Date, 36,318,495 shares of the Company’s common stock, $0.001 par value per share, were issued and outstanding. As of the Record Date, the Company had approximately 6,940 stockholders, of which 110 are stockholders of record.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

          Each outstanding share of the Company’s common stock will be entitled to one vote on each proposal considered at the Annual Meeting.  In the election of directors, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected.

What constitutes a quorum?

          The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the Annual Meeting. As of the record date, 36,318,495 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 18,159,248 shares will be required to establish a quorum. The presence of a quorum will be determined by the Inspector of Elections (the “Inspector”).

          Proxies received but marked as abstentions as well as “broker non-votes” will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I vote?

          If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in certificate form or are a Neurocrine employee who participates in the Employee Stock Purchase Program) and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

          The cost of solicitation of proxies will be borne by the Company. The Company will reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. To assist in soliciting proxies (votes), the Company has retained Innisfree, a professional proxy solicitation firm, at an approximate cost of $6,500, plus certain out-of-pocket expenses.  Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by other appropriate means.

Can I vote by telephone or electronically?

          If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on May 25, 2004.

Can I change my vote after I return my proxy card?

          Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. A proxy will also be revoked if the stockholder attends the Annual Meeting and votes in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Proposal One);

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for fiscal 2004 (see Proposal Two); and

•	for approval of the amendment to the Company’s 2003 Incentive Stock Plan to increase the number of shares of Common Stock reserved for issuance from 1,100,000 to 2,300,000 (see Proposal Three).

          With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

          Election of Directors.    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

          Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked  “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

          If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who counts the votes?

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector.

STOCK OWNERSHIP

Who are the principal stockholders, and how much stock does management own?

          The following table sets forth the beneficial ownership of the Company’s common stock as of April 1, 2004 by (i) each of the executive officers named in the table under the heading “Compensation of Executive Officers - Summary Compensation Table,” (ii) each director, (iii) all directors and executive officers as a group and (iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock.  A total of 36,318,495 shares of the Company’s common stock were issued and outstanding as of April 1, 2004.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Subject to Options Exercisable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership

T. Rowe Price Associates (5)	3,774,821	-	3,774,821	10.4%
100 E. Pratt Street
Baltimore, MD 21202
FMR Corp.	3,658,498	-	3,658,498	10.1%
82 Devonshire Street
Boston, MA 02109
Janus Capital Management, LLC	2,489,785	-	2,489,785	6.9%
100 Fillmore Street
Denver, CO 80206
Kevin C. Gorman, Ph.D.	58,706	134,043	192,749	*
Paul W. Hawran	367,045	241,626	608,671	1.7%
Gary A. Lyons	656,723	375,028	1,031,751	2.8%

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Subject to Options Exercisable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership

Henry Y. Pan, M.B.B.S., Ph.D., F.A.C.C.	11,926	138,343	150,269	*
Margaret E. Valeur-Jensen, J.D., Ph.D.	31,484	164,234	195,718	*
W. Thomas Mitchell	-	13,999	13,999	*
Joseph A. Mollica, Ph.D.	-	49,998	49,998	*
Richard F. Pops	-	55,998	55,998	*
Stephen A. Sherwin, M.D.	-	55,998	55,998	*
Lawrence Steinman, M.D.	44,069	76,999	121,068	*
Wylie W. Vale, Ph.D.	331,372	41,553	372,925	1.0%
All executive officers and directors as a group (13 persons)	1,509,348	1,347,819	2,857,167	7.9%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s common stock as of the Record Date.

(1)	The address of each individual named is c/o Neurocrine Biosciences, Inc., 12790 El Camino Real, San Diego, CA 92130, unless otherwise indicated.

(2)

Represents shares of common stock owned, excluding shares of common stock subject to stock options that are listed under the heading “Number of Shares of Common Stock Subject to Options Exercisable Within 60 Days,” by the named parties as of the Record Date.

(3)

Shares of common stock subject to stock options currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(5)

These securities are owned by various individual and institutional investors which own 3,774,821 shares representing 10.4% of the shares outstanding, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Security Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2003.

PROPOSAL ONE:  ELECTION OF DIRECTORS

General

          The Company’s Bylaws provide that the Board of Directors will be comprised of seven directors.  The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes.  There are currently three directors in Class I (Joseph A. Mollica, Ph.D., Wylie W. Vale, Ph.D. and W. Thomas Mitchell), two directors in Class II (Richard F. Pops and Stephen A. Sherwin, M.D.), and two directors in Class III (Gary A. Lyons and Lawrence Steinman, M.D.).

          The directors in Class I hold office until the 2006 Annual Meeting of Stockholders, the directors in Class II hold office until the 2004 Annual Meeting of Stockholders and the directors in Class III hold office until the 2005 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office or death).  After each such election, the directors in each such case will then serve in succeeding terms of three years and until a successor is duly elected and qualified.  Officers of the Company serve at the discretion of the Board of Directors.  There are no family relationships among the Company’s directors and executive officers.

          The term of office for directors Richard F. Pops and Stephen A. Sherwin, M.D., will expire at the 2004 Annual Meeting.  At the 2004 Annual Meeting, the stockholders will elect two Class II directors for a term of three years.

Vote Required

          The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote on the election of directors will be elected to the Board of Directors.

          Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

          Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s two nominees named below.  If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy.  It is not expected that any nominee will be unable or will decline to serve as a director.  The Board of Directors recommends that stockholders vote “FOR” the nominees listed below.

Nominees for Election at the Annual Meeting

          Both of the nominees (Richard F. Pops and Stephen A. Sherwin) are presently Class II Directors of the Company.  Information about the nominees is set forth below:

Name of Director	Age	Position in the Company	Director Since

Richard F. Pops (1) (2)	42	Director	1999

Stephen A. Sherwin, M.D. (2) (3)	55	Director	1998

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating/Corporate Governance Committee.

          Richard F. Pops was elected to the Board of Directors on April 16, 1998.  Mr. Pops has been Chief Executive Officer of Alkermes, Inc. since February 1991.  Under his leadership, Alkermes has grown from a privately held company with 25 employees to a publicly traded, emerging pharmaceutical company with more than 450 employees in multiple locations in the United States.  He currently serves on the Board of Directors of: Alkermes; Reliant Pharmaceuticals, LLC; CombinatoRx, Inc.; the Biotechnology Industry Organization where he is the current Chairman; the Massachusetts Biotechnology Council; the New England Healthcare Institute and Harvard Medical School Board of Fellows.  He also serves as Chair for the Harvard Medical School Advisory Council for Biological Chemistry & Molecular Pharmacology. He received a B.A. in economics from Stanford University in 1983.

          Stephen A. Sherwin, M.D. was elected to the Board of Directors on April 22, 1999.  Since March 1990, Dr. Sherwin has served as Chief Executive Officer and Director of Cell Genesys, Inc., a biotechnology company.  In March 1994, he was elected as Chairman of the Board of Cell Genesys.  From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as Vice President of Clinical Research.  Prior to 1983, Dr. Sherwin held various positions on the staff of the National Cancer Institute.  Dr. Sherwin also serves as Chairman of the Board of Ceregene, Inc., a majority-owned subsidiary of Cell Genesys, a company he founded in 2001, and was also a co-founder of Abgenix a former subsidiary of Cell Genesys. Dr. Sherwin is a member of the Board of Directors of Rigel Pharmaceuticals, Inc. and the Biotechnology Industry Organization.  He holds a B.A. in biology from Yale and an M.D. from Harvard Medical School.

Who are the remaining directors that are not up for election this year?

          The Class I and III directors will remain in office after the 2004 Annual Meeting. The Class I directors are Joseph A. Mollica, Ph.D., Wylie W. Vale, Ph.D. and W. Thomas Mitchell.  The Class III directors are Gary A. Lyons and Lawrence Steinman, M.D. The names and certain other current information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position in the Company	Director Since

Joseph A. Mollica, Ph.D. (1) (2) (3)	63	Chairman of the Board	1997

Wylie W. Vale, Ph.D.	62	Director	1992

W. Thomas Mitchell (1) (3)	58	Director	2002

Gary A. Lyons	53	President, Chief Executive Officer and Director	1993

Lawrence Steinman, M.D.	56	Director	2001

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating/Corporate Governance Committee.

          Joseph A. Mollica, Ph.D.has served as a Director of the Company since June 1997 and became Chairman of the Board in April 1998.  Since February 1994, Dr. Mollica has served as the Chairman of the Board of Directors, President and Chief Executive Officer of Pharmacopeia, Inc., a biopharmaceutical company focusing on combinatorial chemistry, high throughput discovery, molecular modeling and bioinformatics.  From 1987 to December 1993, Dr. Mollica served as Vice President, Medical Products of DuPont Company and then as President and CEO of DuPont Merck Pharmaceutical Company from 1991 to 1993.  At Ciba-Geigy, where he was employed from 1966 to 1986, he served in a variety of positions of increasing responsibility, rising to Senior Vice President of Ciba-Geigy’s Pharmaceutical Division. He is currently on the Boards of Directors of Impath, Inc., Genencor International, Inc., and Pharmacopeia. He received his B.S. from the University of Rhode Island and his M.S. and Ph.D. from the University of Wisconsin and Sc.D.,h.c. from the University of Rhode Island.

          Wylie W. Vale, Ph.D. is one of the Company’s two academic co-founders, a Director; Chief Scientific Advisor, Neuroendocrinology; and a member of the Company’s Founding Board of Scientific and Medical Advisors.  Dr. Vale was elected a Director of the Company in September 1992.  He is  The Helen McLoraine Professor of Molecular Neurobiology at The Salk Institute for Biological Studies and is the Senior Investigator and Head of The Clayton Foundation Laboratories for Peptide Biology at The Salk Institute, where he is currently Chairman of the Faculty and a member of the Board of Trustees.  He is also an Adjunct Professor of Medicine at the University of California, San Diego.  In addition, Dr. Vale is recognized for his work on the molecular, pharmacological and biomedical characterization of neuroendocrine peptides, growth factors and their receptors.  In recognition of his discoveries, he has received numerous awards and is a member of the  American Academy of Arts and Sciences, the Institute of Medicine and the National Academy of Sciences.  He is a past President of the American Endocrine Society and is the current President of the International Society of Endocrinology.  Dr. Vale received a B.A. in biology from Rice University and a Ph.D. in physiology and biochemistry from the Baylor College of Medicine.

          W. Thomas Mitchell was appointed to Neurocrine’s Board of Directors on November 15, 2002.  He is the former Chairman of the Board and Chief Executive Officer of Genencor International. Under his guidance, Genencor’s revenues grew from under $30 million to over $325 million.  In addition, he successfully managed the acquisition and integration of three major businesses to build the global enterprise that is now Genencor. An industry leader, Mr. Mitchell has participated in a number of important policy initiatives including the 1999 federal executive order that created the national bioenergy initiative.  Mr. Mitchell also served as a member of the Governor’s Council on Biotechnology in California, which was responsible for helping to improve the state’s competitiveness in the mid-1990’s.   He also served on the Advisory Boards of the Chemical Engineering School at Cornell University and the University of Iowa’s School of Engineering.  He received his B.S. in chemical engineering from Drexel University.  He also completed the Executive Development Program at the University of Michigan.

          Gary A. Lyons has served as President, Chief Executive Officer and a director of the Company since joining the Company in February 1993. Prior to joining the Company, Mr. Lyons held a number of senior management positions at Genentech including Vice President of Business Development and Vice President of Sales.  Mr. Lyons currently serves on the Boards of Directors for Intrabiotics Pharmaceuticals, Inc. and Vical, Inc.  Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

          Lawrence Steinman, M.D. is one of the Company’s two academic co-founders.  He received his M.D. from Harvard University in 1973 and has served more than 20 years at Stanford University School of Medicine as a Professor of Neurology and Pediatrics, as well as serving as Professor of Immunology at the Weizmann Institute.  Dr. Steinman is Chair of the Interdepartmental Program in Immunology at Stanford.  Dr. Steinman became Chief Scientist, Neuroimmunology and a member of the Company’s Founding Board of Scientific and Medical Advisors and its Executive Committee in September 1992. He has been honored with the Weir Mitchell Award of the American Academy of Neurology and the Senator Jacob Javits Neuroscience Investigators Award from the United States Congress, The Dr. Friedrich Sasse Award for Outstanding Contributions in Immunology from the Free University of Berlin, and the John M. Dystel Prize from the National Multiple Sclerosis Society and the American Academy of Neurology for innovative research in multiple sclerosis. He is Board Certified with the American Board of Psychiatry and Neurology and holds seven different patents in the United States, Europe and Australia.

How often did the Board meet during fiscal 2003?

          The Board of Directors of the Company held a total of five meetings and took action by written consent on five occasions during 2003.  During 2003, the Board of Directors had an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee.  Charters for each of these committees have been established and approved by the Board of Directors, and copies of the charters of the Audit and Nominating/Corporate Governance Committees has been posted on the Company’s website at

www.neurocrine.com. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each director served.

What are the various committees of the Board and which directors are on those committees?

          The Compensation Committee consists of directors Joseph A. Mollica, Ph.D., Richard F. Pops and Stephen A. Sherwin, M.D. This committee met one time and took no actions by written consent during 2003.  The Compensation Committee reviews and recommends to the Board the compensation of executive officers and other employees of the Company. The Compensation Committee is comprised solely of independent directors, as defined by the Nasdaq Stock Market rules.

          The Company’s Audit Committee is also comprised entirely of independent directors.  Information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this annual proxy statement.  The current members of the audit committee are Joseph A. Mollica, Ph.D., Richard F. Pops, and W. Thomas Mitchell.  The Board of Directors has determined that Richard F. Pops is an “audit committee financial expert” within the meaning of item 401(h) of SEC Regulation S-K. Mr. Pops is “independent” of management within the meanings of Item 7(d)(3)(v) of SEC Schedule 14A.

          The Company also has a Nominating/Corporate Governance Committee, currently comprised of Joseph A. Mollica, Ph.D., W. Thomas Mitchell and Stephen A. Sherwin, M.D, all independent directors as defined by the Nasdaq stock market rules. The Nominating/Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including administering of the Company’s Code of Business Conduct and Ethics, available on the Company’s website at www.neurocrine.com. The functions of this committee also include consideration of the composition of the Board and recommendation of individuals for election as directors of the Company.  The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders provided such nominations are made pursuant to the Company’s Bylaws and applicable law. The committee met twice during 2003 to recommend the slate of directors that were approved at the 2003 Annual Meeting of Stockholders.   The committee met in early 2004 to recommend that the Board of Directors nominate Richard F. Pops and Stephen A. Sherwin, M.D.  for re-election as Class II directors for the upcoming three-year term.  The Board of Directors subsequently approved this recommendation.

How are directors compensated?

          Non-employee directors are reimbursed for expenses incurred in connection with performing their respective duties as directors of the Company.  Directors who are not employees or consultants of the Company receive a $15,000 annual retainer, plus $1,000 for each regular meeting of the Board of Directors and $750 for each special meeting or telephone meeting lasting more than one hour that such directors attend.  In addition to the cash compensation set forth above, the Company has agreed to provide Joseph A. Mollica, Ph.D. as Chairman of the Board and Richard F. Pops, Chairman of the Audit Committee, each an additional $5,000 annual cash retainer. Each other director who is a member of the Audit Committee, the Compensation Committee or the Nominating/Corporate Governance Committee will receive an annual $2,500 cash retainer for each Committee on which each serves.  Cash retainers for committee service are subject to a maximum aggregate cash retainer per director of $5,000 ($7,500 for Chairman of the Audit Committee) for committee service in any fiscal year.

          Effective March 1, 2000, each non-employee director is eligible to participate in the Company’s Deferred Compensation Plan, as amended (the “Compensation Plan”).   In addition to non-employee directors of the Company, the Company’s Vice Presidents and higher ranking officers of the Company are also eligible to participate in the Compensation Plan.  Under the terms of the Compensation Plan, each eligible participant may elect to defer all or a portion of cash compensation received for services to the Company.  Elections must be made by December 1 of each preceding year and are irrevocable once made.  Upon receipt of an eligible participant’s deferral election, the Company maintains a deferred compensation investment account on behalf of such participant.  Funds so invested are paid to participants upon death or

15 days following the end of the month in which the participant’s services to the Company are terminated.  Funds may also be withdrawn for hardship under some circumstances.  For the year 2003, Joseph A. Mollica, Ph.D. elected to defer 100% of his cash compensation from the Company pursuant to the Compensation Plan.

          Additionally, each non-employee director receives a grant of nonstatutory options to purchase 12,000 shares of the Company’s common stock (Joseph A. Mollica, Ph.D. as Chairman of the Board, will receive 15,000 options) at each Annual Meeting of Stockholders, provided that such non-employee Director has been a non-employee Director of the Company for at least six months prior to the date of such Annual Meeting.  Each new non-employee Director is automatically granted nonstatutory stock options to purchase 20,000 shares of the Company’s common stock upon the date such person joins the Board of Directors.

          All options granted to non-employee Directors vest over the three-year period following the date of grant and have exercise prices equal to the fair market value of the Company’s common stock on the date of the grant.

What is our director nomination process?

Director qualifications

          In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating/Corporate Governance considers the Company’s corporate governance principles, which include the following:

          Directors should possess the highest ethics, integrity and values, and be committed to representing the long-term interests of the stockholders.  They also must have experience they can draw upon to help direct the business strategies of the Company together with sound judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members and management in dialogue and the decision-making process.

          Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities. In evaluating director nominees, the Nominating/Corporate Governance Committee considers the following factors: the appropriate size of the Company’s Board of Directors; personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; and experience as a board member of another publicly held company.

          The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.  In doing so the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

          Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders.  The Nominating/Corporate Governance Committee does, however, believe that at least one, and, preferably, several, members of the Board of Directors, meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules. A majority of the members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.  The Nominating/Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board of Directors.

Identification and evaluation of nominees for directors

          The Nominating/Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board of Directors willing to continue in service.  Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board of Directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating/Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above.  The Nominating/Corporate Governance Committee generally polls the Board of Directors and members of management for their recommendations.  The Nominating/Corporate Governance Committee may also seek input from industry experts or analysts.  The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates.  Final candidates are then interviewed by the Company’s independent directors and executive management.  In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Company’s Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment.  After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors.  Historically, the Nominating/Corporate Governance Committee has not relied on third-party search firms to identify Board of Directors candidates.  The Nominating/Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

          We have not received director candidate recommendations from the Company’s stockholders and do not have a formal policy regarding consideration of such recommendations.  However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.

What is our process for stockholder communications with the Board of Directors?

          Although the Company has not established a formal process by which stockholders may communicate directly with directors, the Nominating/Corporate Governance Committee has taken note of recent corporate governance developments relating to stockholder communications and intends to consider development and implementation of specific procedures for stockholders to communicate directly with the Board. Until formal procedures are developed and posted on the Company’s website, any communications to the Board of Directors should be sent to the Board in care of Neurocrine Biosciences Investor Relations, 12790 El Camino Real, San Diego, CA 92130.

What is our policy regarding Board-member attendance at the Company’s Annual Meeting?

          Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, the Company encourages all of its directors to attend.  Joseph A. Mollica, Ph.D. and Gary A. Lyons represented the Board of Directors at the 2003 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

          The Audit Committee is currently comprised of Directors Richard F. Pops, Joseph A. Mollica, Ph.D. and W. Thomas Mitchell.  All current committee members satisfy the definition of independent Director as established in the Nasdaq Stock Market qualification requirements.  The Committee met five times during the year ended December 31, 2003.

          The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

          The Committee also has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2003 with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect.  In addition, the Committee has discussed with independent auditors, the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the auditors’ independence.

          The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on From 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.  The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Respectfully submitted by:
AUDIT COMMITTEE

Richard F. Pops
Joseph A. Mollica, Ph.D.
W. Thomas Mitchell

Audit and non-audit fees

          The aggregate fees billed to the Company by Ernst & Young LLP, the Company’s independent auditor, for the indicated services for each of the last two fiscal years were as follows:

	2003	2002

Audit Fees (1)	$200,949	$117,376
Audit Related Fees (2)	-	-
Tax Fees (3)	83,712	86,063
All Other Fees (4)	-	-

Total	$284,661	$203,439

(1)

Audit Fees consist of fees for professional services performed by Ernst & Young LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees consist of fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees for other permissible work performed by Ernst & Young LLP that does not meet with the above category descriptions.

          The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.  All of the services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below.

Audit Committee policy regarding pre-approval of audit and permissible non-audit services of our independent auditors

          The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the Company’s independent auditors will be pre-approved by the Audit Committee.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors.  Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Company’s independent auditors and management are required to periodically (at least quarterly) report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee reviews and recommends to the Board of Directors for approval the Company’s executive compensation policies.  The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company’s industry.  The following is the report of the Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2003.  During 2003, the members of the Committee were Richard F. Pops, Joseph A. Mollica, Ph.D. and Stephen A. Sherwin, M.D.

          The Company’s philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other biotechnology companies.  Compensation for the Company’s executive officers consists of a base salary and potential incentive cash bonuses, as well as potential incentive compensation through stock options and stock ownership.

Base salary

          The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives.  In order to evaluate the Company’s competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies.  The Company retained the services of an independent consultant to review and recommend improvements to the executive compensation policy.  Some of the competitive information was obtained from surveys prepared by consulting companies or industry associations (e.g., the Radford Biotechnology Compensation Survey).  As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary, and competitive salary information.  Year-to-year adjustments to each executive officer’s base salary are based upon personal performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company established by the Committee, as well as other factors the Committee judges to be pertinent during an assessment period.  In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors.

Annual incentive compensation

          A portion of the cash compensation paid to the Company’s executive officers, including the Chief Executive Officer, is in the form of discretionary bonus payments that are paid on an annual basis as part of the Company’s incentive compensation strategy.  Bonus payments are linked to the attainment of overall corporate goals established by the Board of Directors and individual goals established for each executive officer.  The Board of Directors establishes the maximum potential amount of each officer’s bonus payment annually, based upon the recommendation of the Committee.  The appropriate weight to be given to each of the various goals used to calculate the amount of each officer’s bonus payment is determined by the Committee.  The goal of the Company’s incentive compensation strategy is to support the achievement of Company goals and objectives by basing compensation on a pay for performance basis.

Long-term incentives

          The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options, restricted stock and/or stock bonuses under the Company’s equity compensation plans. The Board believes that these grant programs provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s common stock.  The Board believes that these grants directly motivate an executive to maximize long-term stockholder value.  The grants also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company.  The Board considers each grant subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals.  Long-term incentives granted in prior years are also taken into consideration.

          The Company has also established an Employee Stock Purchase Plan both to encourage employees, including the Company’s executive officers,  to continue in the employ of the Company and to motivate employees through an ownership interest in the Company.  Under the ESPP, employees, including officers, may have up to 15% of their earnings withheld for purchases of common stock on certain dates specified by the Board.  The price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the date of enrollment or exercise date, whichever is lower.

Chief Executive Officer compensation

          The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers.  Gary A. Lyons’ base salary for 2002 was set at $437,000, and was later increased to $475,000 for 2003.  Mr. Lyons joined the Company in February 1993.  His initial salary, potential bonus, and stock grants were determined on the basis of negotiation between the Board of Directors and Mr. Lyons with due regard for his qualifications, experience, prior salary, and competitive salary information.  Mr. Lyons’ base salary for 2003 was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size.  Mr. Lyons has annual and long-term strategic and operational goals established by the Board. In light of the success of the Pfizer collaboration, achievement of financial goals and the advancement of clinical trials, Mr. Lyons earned a $225,000 bonus for 2003.  As with other executive officers, Mr. Lyons’ total compensation was based on the Company’s accomplishments and the Chief Executive Officer’s contribution thereto.

Section 162(m)

          The Board has considered the potential future effects of Section 162(m) of the Code on the compensation paid to the Company’s executive officers.  Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based.  The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

          In approving the amount and form of compensation for the Company’s executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:
COMPENSATION COMMITTEE

Stephen A. Sherwin, M.D.
Richard F. Pops
Joseph A. Mollica, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As of December 31, 2003, the Compensation Committee consisted of Richard F. Pops, Joseph A. Mollica, Ph.D. and Stephen A. Sherwin, M.D.  No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

EXECUTIVE OFFICERS

Who are the executive officers of the Company?

          As of the Record Date, the executive officers of the Company were as follows:

Name	Age	Position

Gary A. Lyons	53	President, Chief Executive Officer and Director
Paul W. Hawran	52	Executive Vice President and Chief Financial Officer
Henry Y. Pan, M.B.B.S., Ph.D., F.A.C.C.	57	Executive Vice President, Clinical Development and Chief Medical Officer
Margaret E. Valeur-Jensen, J.D., Ph.D.	47	Senior Vice President, General Counsel and Corporate Secretary
Kevin C. Gorman, Ph.D.	46	Senior Vice President, Business Development
Wendell Wierenga Ph.D.	55	Executive Vice President, Research and Development
Robert J. Little	54	Senior Vice President, Commercial Operations

          See above for biographical information concerning Gary A. Lyons.

          Paul W. Hawran became Executive Vice President and Chief Financial Officer of the Company in January 2001 after having served as Senior Vice President and Chief Financial Officer of the Company since February 1996 and Vice President and Chief Financial Officer from 1993 to 1996. In this capacity, Mr. Hawran directs strategic planning, finance, investor relations, human resources, information technologies and operations. Mr. Hawran was employed by SmithKline Beecham Corporation from July 1984 to May 1993, most recently as Vice President and Treasurer. Prior to joining SmithKline in 1984, Mr. Hawran held various financial positions at Warner Communications (now Time Warner) where he was involved in corporate finance, financial planning and domestic and international budgeting and forecasting. Mr. Hawran received a B.S. in finance from St. John’s University and an M.S. in taxation from Seton Hall University.  He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and California and Pennsylvania Institute of Certified Public Accountants.

          Henry Y. Pan M.B.B.S., Ph.D., F.A.C.C. became Executive Vice President, Clinical Development and Chief Medical Officer of the Company in October 2001. In this capacity, Dr. Pan is responsible for scientific and administrative leadership and management of the Company’s clinical research and development initiatives. Prior to joining the Company, Dr. Pan was the Managing Director of VennWorks LLC from 2000 to 2001, an operating company that creates, builds, and operates companies in different technology areas. Prior to joining VennWorks, he was the co-founder, President, CEO and Managing Partner of Pharmacologics LLC from 1999 to 2000.  From 1997 to 1999, he was President and CEO of the Pharmaceutical Services division of MDS Inc., an integrated contract research organization. He served as Executive Vice President, Drug Development and Medical Affairs at DuPont Merck Pharmaceutical Company from 1992 to 1997. Dr. Pan was at Bristol-Myers Squibb from 1985 to 1992, most recently as Vice President of Clinical Research and Development.  Dr. Pan received his B.S. in genetics from McGill University in 1969, M.S. in toxicology in 1973, and Ph.D. in pharmacology in 1974 from the University of Hawaii, and M.B.B.S. from the University of Hong Kong in 1979. He completed his fellowship training in Clinical Pharmacology in 1985 at Stanford University and is a fellow of the American College of Cardiology, the American College of Clinical Pharmacology, the American Heart Association, the Institute of Biological and Clinical Investigation, and the Academy of Medicine of New Jersey.

          Margaret E. Valeur-Jensen, J.D., Ph.D. became Senior Vice President, General Counsel and Corporate Secretary of the Company in January 2000 after having joined the Company as Vice President, General Counsel and Secretary in October 1998.  She is responsible for all corporate and patent law practices at the Company, serves as Corporate Secretary and is a member of the senior management committee.  From 1995 to 1998, Dr. Valeur-Jensen served as Associate General Counsel, Licensing and Business Law of Amgen.  From 1991 to 1995, she served first as Corporate Counsel and later as Senior Counsel, Licensing for Amgen.  Prior to joining Amgen, Dr. Valeur-Jensen practiced law at Davis, Polk &

Wardell, a leading corporate law firm. She earned a J.D. degree from Stanford University, a Ph.D. in biochemistry and molecular biology from Syracuse University, and was a Post-Doctoral Fellow at Massachusetts General Hospital and Harvard Medical School.

          Kevin C. Gorman, Ph.D.  has been employed with the Company since 1993. As Senior Vice President of Business Development of Neurocrine Biosciences, he is responsible for the in-licensing and out-licensing of technologies and products, corporate partnering activities and strategic planning.  From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the Company and several other biotechnology companies such as Onyx Pharmaceuticals, Metra Biosystems, IDUN and ARIAD Pharmaceuticals.  Dr. Gorman received his Ph.D. in immunology and M.B.A. in Finance from the University of California, Los Angeles  and did further post-doctoral training at The Rockefeller University.

          Wendell Wierenga, Ph.D. became the Company’s Executive Vice President, Research and Development in September 2003 and is responsible for all aspects of research and development including discovery research as well as preclinical and clinical development.  From August 2000 to August 2003, Dr. Wierenga was Chief Executive Officer of Syrrx, Inc.  Prior to joining Syrrx, from March 1997 to July 2000, he was Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert (now Pfizer), where he was responsible for worldwide drug development, including toxicology, pharmacokinetics/drug metabolism, chemical development, pharmaceutics, clinical supplies, information systems and technology acquisition.  Prior to Parke-Davis, Dr. Wierenga was at Upjohn Pharmaceuticals for 16 years, most recently as Executive Director of Discovery Research.  Dr. Wierenga led/participated in the research and development of more than 50 INDs, over 10 NDAs and over 10 marketed products, including Lipitor® and Neurontin®.  Dr. Wierenga earned his B.A. in chemistry from Hope College, his Ph.D. in chemistry from Stanford University and an American Cancer Society Postdoctoral Fellowship at Stanford.

          Robert J. Little joined the Company as Senior Vice President, Commercial Operations in June 2003 and is responsible for building and managing the Company’s sales and marketing functions. Before joining the Company, Mr. Little was at Pharmacia Inc. for 18 years where his most recent position was Group Vice President, Diversified Products. His responsibilities included managing Pharmacia’s Diversified Products business, as well as forming a new business group merging pricing, reimbursement and health outcome groups into a global unit focused on current industry issues, pricing and drug values. Mr. Little previously held a number of positions within Pharmacia including Group Vice President Specialty Products, President and Managing Director of Pharmacia in Milan, Italy, President Pharmacia & UpJohn Canada and President Pharmacia Inc. Canada. Prior to joining Pharmacia he held positions at Adria Laboratories and Miles Laboratories/Bayer A.G. in the U.K., Italy and the United States. He received a degree in economics and finance from the West London Business School, Ealing Technical College.

How are the executive officers compensated?

          Compensation of Executive Officers-Summary Compensation Table.  The following table sets forth the compensation paid by the Company for each of the three fiscal years in the period ended December 31, 2003 to the Chief Executive Officer and the four most highly compensated other executive officers of the Company as of December 31, 2003 (the “Named Executive Officers”):

		Annual Compensation			Long-term Compensation Awards

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Other Annual Compensation ($)	Stock Bonus Subject to Vesting ($) (2)	Securities Underlying Options (#)	All Other Compensation ($) (3)

Gary A. Lyons	2003	475,000	225,000	-	169,785	110,000	6,000
President and	2002	437,000	200,000	-	-	125,000	5,500
Chief Executive Officer	2001	405,000	200,000	-	-	100,000	5,250

Paul W. Hawran	2003	298,000	100,000	-	48,510	35,000	6,000
Executive Vice President and	2002	284,000	100,000	-	-	40,000	5,500
Chief Financial Officer	2001	273,000	100,000	-	-	-	5,250

Henry Y. Pan, M.B.B.S., Ph.D., F.A.C.C.	2003	330,000	100,000	-	24,255	20,000	136,088	(4)
Executive Vice President, Clinical	2002	315,000	91,000	-	-	-	276,629	(4)
Development & Chief Medical Officer	2001	65,625	15,000	-	-	200,000	8,793	(4)

Margaret E. Valeur-Jensen, J.D., Ph.D.	2003	272,000	100,000	-	72,765	35,000	6,000
Senior Vice President, General	2002	259,000	100,000	-	-	35,000	5,500
Counsel and Secretary	2001	247,000	85,000	-	-	35,000	5,250

Kevin C. Gorman, Ph.D.	2003	265,000	100,000	-	97,020	40,000	6,000
Senior Vice President,	2002	229,583	100,000	-	-	35,000	5,500
Business Development	2001	185,000	75,000	-	-	30,000	3,993

(1)	Salary and bonus figures are amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).

(2)	Represents stock bonus awards made during 2003 that vest over a two-year period. All of these awards have been contributed to the Company’s deferred compensation plan.

(3)	Represents Company 401(k) contributions for each respective year, except for Henry Y. Pan, for whom the amounts are discussed in footnote (4) below.

(4)

Represents payments made by the Company in 2003 for loan forgiveness ($130,088) and the Company 401(k) contribution ($6,000); in 2002 for moving ($183,478), personal travel ($3,461), forgiveness of a loan ($84,190) and the Company 401(k) contribution ($5,500). During 2001, payments were made for moving ($6,180) and personal travel ($2,308) to Dr. Pan in connection with his relocating to San Diego, California pursuant to his employment agreement dated October 17, 2001 and $305 for the Company 401(k) contribution.

          Option Grants in Last Fiscal Year.   The following table sets forth certain information concerning grants of options made during the year ended December 31, 2003 by the Company to each of the Named Executive Officers:

	Number of Shares Underlying Options Granted # (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term (2)

Name					5%	10%

Gary A. Lyons	110,000	8.6%	$ 48.51	05/22/13	$3,355,845	$8,504,369
Paul W. Hawran	35,000	2.7	48.51	05/22/13	1,067,769	2,705,936
Henry Y. Pan, M.B.B.S., Ph.D., F.A.C.C.	20,000	1.6	48.51	05/22/13	610,154	1,546,249
Margaret E. Valeur-Jensen, J.D., Ph.D.	35,000	2.7	48.51	05/22/13	1,067,769	2,705,936
Kevin C. Gorman, Ph.D.	40,000	3.1	48.51	05/22/13	1,220,307	3,092,498

(1)

The options granted in 2003 to the officers listed above become exercisable as to 1/48th of the option shares each month following the vesting start date, with full vesting occurring on the fourth anniversary of the vesting start date.  All options listed above were granted at an exercise price equal to the fair market value of the Company’s common stock as determined by the Board of Directors on the date of grant.

(2)

Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of the grant until the expiration of the ten-year option term.  These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth.

          Aggregate Stock Options in Last Fiscal Year and Fiscal Year-End Option Values.   The following table sets forth certain information regarding the stock options held at December 31, 2003 and stock options exercised during fiscal 2003 by each of the Named Executive Officers.  The Company has not granted any stock appreciation rights.  As of the Record Date, certain options were held by limited liability companies formed by the Named Executive Officers for estate tax planning purposes.

Name	Shares Acquired On Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at the Fiscal Year-End		Value of Unexercised In-the- Money Options at the Fiscal Year-End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Gary A. Lyons	76,500	$3,210,705	167,351	168,141	$5,498,665	$1,921,226
Lyons Family LLC	-	-	170,905	30,613	4,029,008	603,891
Paul W. Hawran	-	-	38,044	55,871	945,095	689,843
Hawran Family LLC	170,959	6,462,772	114,937	76,526	3,193,326	2,384,933
Henry Y. Pan, M.B.B.S., Ph.D., F.A.C.C.	-	-	115,430	104,570	2,773,051	2,245,549
Margaret E. Valeur-Jensen, J.D., Ph.D.	-	-	85,403	61,878	1,727,843	806,016
Valeur-Jensen Family LLC	-	-	67,060	-	3,317,961	-
Kevin C. Gorman, Ph.D	-	-	88,933	67,711	2,887,569	926,971
Gorman Family LLC	-	-	30,006	-	1,053,286	-

(1)

“In-the-money” options are those for which the fair market value of the underlying securities exceeds the exercise or base price of the option.  These columns are based upon the closing price of $54.54 per share on December 31, 2003, minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)

“Value Realized” is an estimated value based on the excess of the closing prices as reported on the Nasdaq National Market on the date of exercise, less the exercise price of the option, multiplied by the number of shares as to which the option is exercised.

Deferred Compensation Plan

          Under the terms of the Company’s Deferred Compensation Plan, each eligible participant may elect to defer all or a portion of cash compensation received for services to the Company.  Elections must be made by December 1 of each year for compensation that will be deferred during the following year, and are irrevocable once made.  Upon receipt of an eligible participant’s deferral election, the Company maintains a deferred compensation investment account on behalf of such participant.  Funds so invested are paid to participants upon death or 15 days following the end of the month in which the participant’s services to the Company are terminated.  Funds may also be withdrawn for hardship under some circumstances.

Do the executive officers have employment contracts?

          Gary A. Lyons has an employment contract that provides that:  (i) Mr. Lyons serve as the Company’s President and Chief Executive Officer for a term of three years commencing on May 24, 2003 at an initial annual salary of $475,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Lyons gives 90 days notice of termination (the original agreement was executed on May 24, 2000 and effective May 24, 2003, the contract was automatically extended until 2006); (iii) Mr. Lyons is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year during the term of the agreement, Mr. Lyons will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Mr. Lyons is entitled to continue to receive his salary, health, welfare and retirement benefits for 12 months as well as a lump sum payment in an amount equal to the pro rata share of his previous year’s annual bonus based on the number of completed months of employment in the fiscal year plus an additional 12 months and 12 months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination.  In the event of a change in control of the Company, Mr. Lyons would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full, and he would receive a lump-sum severance payment equal to one and one-half times his then annual base salary plus previous year’s annual bonus amount.

          Paul W. Hawran has an employment contract that provides that:  (i) Mr. Hawran serve as the Company’s Executive Vice President and Chief Financial Officer for a term of three years commencing on May 24, 2003 at an initial annual salary of $298,000, subject to annual adjustment by the Board of Directors;  (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Hawran gives 90 days notice of termination (the original agreement was executed on May 24, 2000 and effective May 24, 2003, the contract was automatically extended until 2006); (iii) Mr. Hawran is eligible for a discretionary annual bonus as determined by the Board of Directors based upon achieving certain performance criteria (iv) Mr. Hawran is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors and (v) Mr. Hawran is entitled to continue to receive his salary, health, welfare and retirement benefits for 12 months, a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional 12 months and 12 months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination.  In the event of a change in control of the Company, Mr. Hawran would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount.

          Henry Pan, M.B.B.S., Ph.D., F.A.C.C. has an employment contract that provides that:  (i) Dr. Pan serve as the Company’s Executive Vice President, Clinical Research and Chief Medical Officer for a term of three years commencing on October 17, 2001 at an initial annual salary of $315,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Pan gives 90 days notice of termination;  (iii) Dr. Pan is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) Dr. Pan is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; (v) the Company has agreed to provide to Dr. Pan a home loan of up to $400,000 repayable in full upon the first to occur of (a) the four year anniversary of the loan, (b) termination of the employment agreement, (c) the sale by Dr. Pan of any security of the Company, or (d) refinancing or sale of the San Diego home. The loan will bear interest at a rate of five percent per annum payable annually in arrears and will be secured with a second mortgage deed on the San Diego home. For so long as the loan remains outstanding, 12.5% of the outstanding principal amount of the loan will be forgiven on each of the first four anniversaries of the date of the loan for a total forgiveness of 50%; (vi) Dr. Pan is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months, a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination; and (vii) Dr. Pan was eligible to purchase 7,500 shares of Company Common Stock  (“Signing Shares”) as of October 17, 2001. Dr. Pan purchased the Signing Shares by providing to the Company a note in the amount of $277,725, representing the market value of the Signing Shares (the “Note”). The Note bears interest payable by Dr. Pan annually in arrears. The principal amount of the Note will be forgiven in four equal installments on each of the first four anniversaries of the effective date, provided there has been no termination of his employment agreement. Upon forgiveness of each installment of the principal of the Note, the Signing Shares relating thereto shall be deemed paid for in full and will be delivered to Dr. Pan free of restrictions. In the event the employment agreement is terminated prior to the fourth anniversary of the effective date, the Company may repurchase the Signing Shares for the then outstanding principal amount of the Note.  In the event of a change in control of the Company, Dr. Pan would receive the same benefits package as a termination without cause described above in clause (vi), with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount.

          Margaret E. Valeur-Jensen, J.D., Ph.D., has an employment contract that provides that:  (i) Dr. Valeur-Jensen serve as the Company’s Senior Vice President, General Counsel and Corporate Secretary for a term of three years commencing on May 24, 2003 at an initial annual salary of $272,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Valeur-Jensen gives 90 days notice of termination (the original agreement was executed on May 24, 2000 and effective May 24, 2003, and the contract was automatically extended until 2006); (iii) Dr. Valeur-Jensen is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) Dr. Valeur-Jensen is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Dr. Valeur-Jensen is entitled to continue to receive her salary, health, welfare and retirement benefits for nine months, a lump sum payment in an amount equal to a pro rata share of her annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates her employment without cause, or materially reduces the power and duties of her employment without cause, which will be deemed to be a termination.  In the event of a change in control of the Company, Dr. Valeur-Jensen would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and she would receive a lump-sum severance payment equal to her then annual base salary plus previous year’s annual bonus amount.

          Kevin C. Gorman, Ph.D. has an employment contract that provides that:  (i) Dr. Gorman serve as the Company’s Senior Vice President, Business Development for a term of three years commencing on September 15, 2003 at an initial annual salary of $265,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Gorman gives 90 days notice of termination;  (iii) Dr. Gorman is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2004 and continuing for the term of the agreement, Dr. Gorman will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Dr. Gorman is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination.  In the event of a change in control of the Company, Dr. Gorman would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount.

          Wendell Wierenga, Ph.D. has an employment contract that provides that:  (i) Dr. Wierenga serve as the Company’s Executive Vice President, Research and Development for a term of three years commencing on September 1, 2003 at an initial annual salary of $300,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Wierenga gives 90 days notice of termination;  (iii) Dr. Wierenga is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2004 and continuing for the term of the agreement, Dr. Wierenga will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Dr. Wierenga is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination.  In the event of a change in control of the Company, Dr. Wierenga would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount.

          Robert J. Little has an employment contract that provides that:  (i) Mr. Little serve as the Company’s Senior Vice President, Commercial Operations for a term of three years commencing on June 10, 2003 at an initial annual salary of $300,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Little gives 90 days notice of termination;  (iii) Mr. Little is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2004 and continuing for the term of the agreement, Mr. Little will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Mr. Little is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination.  In the event of a change in control of the Company, Mr. Little would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount.

Additional information

          Officers of the Company serve at the discretion of the Board of Directors.  There are no family relationships among any of the directors, executive officers or key employees.  No executive officer, key employee, promoter or control person of the Company has, in the last five years, been subject to bankruptcy proceedings, criminal proceedings or legal proceedings related to the violation of state or federal commodities or securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company has a consulting agreement with Wylie W. Vale, Ph.D. pursuant to which Dr. Vale spends a significant amount of time performing services for the Company, including attendance at meetings of the Company’s Scientific Advisory Board, and is prohibited from providing consulting services to or participating in the formation of any company in Neurocrine’s field of interest or that may be competitive with Neurocrine.  Dr. Vale’s agreement is for a one-year term that commenced in August 2003 and provides for an annual consulting fee of $50,000 in exchange for his consulting services to the Company.  This agreement allows annual renewals at the options of both parties.  In addition, during 2003, the Company paid $48,967 to the Salk Institute, where Dr. Vale is a professor and head of the Clayton Foundation Laboratories for Peptide Biology, for license fees and patent expenses related to our corticotropin-releasing factor programs.

          The Company has a consulting agreement with Lawrence Steinman, M.D. pursuant to which Dr. Steinman spends a significant amount of time performing services for the Company, including attendance at meetings of the Company’s Scientific Advisory Board, and is prohibited from providing consulting services to or participating in the formation of any company in Neurocrine’s field of interest or that may be competitive with Neurocrine.  Dr. Steinman’s agreement is for a five-year term that commenced in February 1996 and will automatically renew for successive two-year terms unless terminated by either party with 180-days advance written notice. To date, neither party has given notice of cancellation. This agreement provides for an annual consulting fee of $40,000 in exchange for his consulting services to the Company. In addition, during 2003, the Company paid $25,000 to Stanford University, where Dr. Steinman is a Professor of Neurology, in license fees and laboratory work related to our studies of Hypocretin and Multiple Sclerosis.

          During 2003, the Company paid Pharmacopeia, Inc., of which Joseph A. Mollica, Ph.D. is the Chairman of the Board, President and Chief Executive Officer, a total of approximately $800,000  in fees for research support, including molecular modeling and simulation, bioinformatics, and cheminformatics software applications. This payment represented less than 0.7% of the total revenue of Pharmacopeia, Inc. for the year ended December 31, 2003.

          In October 2001, the Company loaned Henry Y. Pan, M.B.B.S., Ph.D., F.A.C.C., Executive Vice President, Clinical Development of the Company and Chief Medical Officer, $277,725 in connection with his employment agreement to purchase 7,500 shares of common stock (the “Signing Shares”). The principal balance of the loan bears interest at a rate of 5% per annum.  Principal will be forgiven in four equal installments on each of the first four (4) anniversaries of the effective date provided there has been no termination of the Agreement. Upon forgiveness of each installment of the principal of the loan, the Signing Shares relating thereto shall be deemed paid for in full and will be delivered to Dr. Pan free of restrictions. In the event the Agreement is terminated prior to the fourth anniversary of the Effective Date, the Company may repurchase the Signing Shares for the then outstanding principal of the loan.  As of December 31, 2003, $138,863 remained outstanding on the loan. The parties have agreed that the remaining principal balance will be forgiven under certain circumstances.

          In May 2002, the Company loaned Herny Y. Pan, M.B.B.S., Ph.D., F.A.C.C., $400,000 in connection with his employment agreement, to purchase a home in San Diego. The loan is repayable in full upon the first to occur of (a) the four year anniversary of the loan, (b) termination of his employment agreement, (c) his sale of any security of the Company, or (d) refinancing or sale of the San Diego home. The loan bears interest at a rate of five percent per annum payable annually in arrears and is secured with a second mortgage deed on the San Diego home. For so long as the loan remains outstanding, twelve and one-half percent (12.5%) of the outstanding principal amount of the loan will be forgiven on each of the first four anniversaries of the date of the loan for a total forgiveness of fifty percent (50%). At December 31, 2003, $350,000 remained outstanding on the loan.

          In previous years, Gary A. Lyons, Paul W. Hawran, Margaret E. Valeur-Jensen and Kevin C. Gorman entered into certain agreements for estate tax planning purposes.  In February 2004, all of these officers entered into indemnification agreements with the Company for any payroll withholding taxes and related costs and expenses that may result from these estate tax planning initiatives. Copies of these indemnification agreements were filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

          Dr. Vale is the Helen McLoraine Professor of Molecular Neuroscience and Head of The Clayton Foundation Laboratories for Peptide Biology at The Salk Institute for Biological Studies, where he is currently Chairman of the Faculty and a member of the Board of Trustees.  The Salk Institute has notified us that it is Salk’s belief that the Company has not complied with certain milestone payments for its CRF antagonists under the 1993 license agreement between Salk and us. On June 27, 2003, Salk filed a demand for arbitration with the American Arbitration Association seeking information and additional milestone payments from us. The Company believes that it has complied with the terms of the license agreement and that no additional milestone payments are owed to Salk. The Company intends to vigorously defend its interests in this matter. The Company expects that the resolution of this matter will not have a material adverse effect on its business, financial condition or results of operations. However, due to the uncertainties inherent in these types of matters, no assurance can be given as to the outcome of these proceedings.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

          The following is a line graph comparing the cumulative total return to stockholders over the last five years of the Company’s common stock from December 31, 1998 through December 31, 2003 to the cumulative total return over such period of  (i) The Nasdaq Stock Market (U.S. Companies) Index and (ii) the Nasdaq Biotech Index.  The performance shown is not necessarily indicative of future price performance.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT ACCOUNTANTS

General

          The Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) to audit the financial statements of the Company for the current fiscal year ending December 31, 2004. Ernst & Young has audited the Company’s financial statements since 1992.  Representatives of Ernst & Young are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

          Stockholders are not required to ratify the selection of Ernst & Young as the Company’s independent accountants.  However, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

          The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to approve and ratify the Board’s selection of Ernst & Young.  The Board of Directors recommends voting “FOR” approval and ratification of such selection.  In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE
2003 INCENTIVE STOCK PLAN

INCREASE OF 1,200,000 SHARES

General

          The 2003 Incentive Stock Plan of Neurocrine Biosciences, Inc. (the “2003 Plan”) was approved by the Board of Directors and the stockholders of the Company in 2003. The Board has approved an increase in the number of shares of common stock reserved for issuance under the 2003 Plan from 1,100,000 to 2,300,000, subject to stockholder approval at the Annual Meeting.

          The Board believes that the proposed increase in the number of shares of common stock reserved for issuance under the 2003 Plan will allow the Company to attract and retain valuable employees and continue to provide its employees, consultants and directors with a proprietary interest in the company.

          The 2003 Plan authorizes the grant to our employees of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The 2003 Plan also authorizes the grant of nonstatutory stock options, restricted stock awards and stock bonus awards to our employees, directors and consultants.  The 2003 Plan also provides that certain nonstatutory stock options will be automatically granted to non-employee directors and the Chairman of the Board of Directors of the Company, as described below.  As of April 1, 2004, under the 2003 Plan there were options outstanding to purchase 992,407 shares of common stock, and 73,026 shares available for future option grants; 794 shares issued upon exercise of options granted under the Plan are now outstanding shares of common stock; and 33,773 shares were granted as part of the Company’s stock bonus program. As of the Record Date, there were approximately 360 employees and Directors eligible to receive grants under the 2003 Plan. The closing price of the Company’s common stock on the Record Date was $60.00.

Vote Required

          At the Annual Meeting, the stockholders are being asked to approve the amendment to the 2003 Plan to increase the number of shares reserved for issuance thereunder. The affirmative vote of the holders of a majority of the shares casting their votes at the Annual Meeting will be required to approve the amendment of the 2003 Plan.  The Board of Directors recommends voting “FOR” the approval of the amendment to the 2003 Plan.

Summary of the 2003 Incentive Stock Plan

          The essential features of the 2003 Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the 2003 Plan.

          General.  The purpose of the 2003 Plan is to enable the Company to attract and retain the best available personnel, to provide additional incentives to the employees, directors and consultants of the Company and to promote the success of the Company’s business.

          Administration. The 2003 Plan is administered by the Board of Directors or a committee appointed by the Board (the Board or any such committee, the “Administrator”).  The 2003 Plan may be administered by different committees with respect to different groups of employees and consultants.  The Administrator may make any determinations deemed necessary or advisable for the 2003 Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders.

          Eligibility.  Nonstatutory stock options, restricted stock awards and stock bonus awards may be granted under the 2003 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company.  Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant.  The 2003 Plan also provides that certain nonstatutory stock options will be automatically granted to non-employee directors and the Chairman of the Board of Directors of the Company, as described below.

          Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with awards granted to such persons, the 2003 Plan provides that no employee may be granted, in any fiscal year of the Company, awards covering more than 250,000 shares of common stock. Notwithstanding this limit, however, in connection with an employee’s initial employment, he or she may be granted awards covering up to an additional 250,000 shares of common stock.

          Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted.  In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2003 Plan permits payment to be made to the extent permitted under applicable laws by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

          Term of Option. The term of options granted under the 2003 Plan may be no more than 10 years from the date of grant.  In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

          Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 2003 Plan expire on the earlier of (1) the date set forth in his or her notice of grant (which date may not be more than three months after the date of such termination in the case of an incentive stock option or six months after the date of such termination in the case of a nonstatutory stock option), or (2) the expiration date of such option. To the extent the option is exercisable at the time of the optionee’s termination, the optionee may exercise all or part of his or her option at any time before it terminates.  Nonstatutory stock options granted to directors pursuant to the automatic grant provisions of the 2003 Plan will expire on the earlier of (1) three months after the date of termination of the director’s service relationship for any reason (other than death or disability) or (2) the expiration date of such option.

          Disability. If an optionee’s employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the 2003 Plan expire on the earlier of (1) six months from the date of such termination (or such longer period of time not exceeding 12 months as determined by the Administrator) or (2) the expiration date of such option. The optionee (or the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.  Nonstatutory stock options granted to directors pursuant to the automatic grant provisions of the 2003 Plan will expire on the earlier of (1) 12 months after the date of termination of the director’s service relationship as a result of disability or (2) the expiration date of such option.

          Death. In the event of an optionee’s death: (1) during the optionee’s employment or consulting relationship with the Company, the option may be exercised, at any time within six months of the date of death (or such longer period of time as determined by the Administrator, but no later than the expiration date of such option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee’s right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company six months after the date of death; or (2) within 30 days (or such other period of time not exceeding three months as determined by the Administrator) after the optionee’s employment or consulting relationship with the Company terminates, the option may be exercised at any time within six months (or such other period of time as determined by the Administrator at the time of grant of the option) following the date of death (but in no event later than the expiration date of the option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee’s right to exercise the option at the date of termination.  In the event of a director’s death while serving on the Board or within 30 days after such director’s service with the Company terminates, nonstatutory stock options granted to such director pursuant to the automatic grant provisions of the 2003 Plan will expire on the earlier of (1) 12 months after the date of the director’s death or (2) the expiration date of such option.

          Retirement.  The 2003 Plan provides that upon the retirement of any Company employee at age 55 or greater following five or more years of service to the Company, all stock options held by such employee will vest and be exercisable for a term of three years from the date of retirement.

          Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2003 Plan as may be determined by the Administrator.

          Automatic Director Grants.  Options granted to non-employee directors are “nonstatutory stock options” to purchase shares of common stock under the 2003 Plan.  Any new non-employee director will be granted an option to purchase 20,000 shares of Common Stock on the date of his or her initial election or appointment to the Board of Directors (a “First Option”).  In addition, each non-employee director and the Chairman of the Board of Directors will be automatically granted an annual option (a “Subsequent Option”) to purchase, in the case of a non-employee director, 12,000 shares, and in the case of the Chairman of the Board of Directors, 15,000 shares, each on the date of each annual meeting of the stockholders of the Company, if on such date, he or she has served on the Board of Directors for at least six months.

          The exercise price of the options automatically granted to directors will be equal to 100% of the fair market value of a share of common stock on the date of grant.  First Options and Subsequent Options shall become exercisable in cumulative monthly installments of 1/36 of the shares subject to such option on each of the monthly anniversaries of the date of grant of the option, commencing with the first such monthly anniversary, such that each such option shall be 100% vested on the third anniversary of its date of grant.  No portion of an option automatically granted to a director will be exercisable after the 10th anniversary after the date of option grant.  Additionally, an option automatically granted to a director will be exercisable after the termination of the director’s services as described above.

          Restricted Stock Awards. A restricted stock award gives the purchaser a period of no longer than six months from the date of grant to purchase common stock. The Administrator shall establish the purchase price, if any, and form of payment for each restricted stock award, which purchase price shall be no less than 100% of the fair market value per share on the date of grant; provided that the purchase price per share for a restricted stock award may be reduced on a dollar-for-dollar basis to the extent the restricted stock award is granted to the purchaser in lieu of cash compensation otherwise payable to the purchaser.  In all cases, legal consideration shall be required for each issuance of a restricted stock awards.  A restricted stock award is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator.

          Stock Bonus Awards. The Administrator may grant a stock bonus award to an employee, director or consultant which gives the recipient the right to purchase or receive a certain number of shares of common stock. The Administrator shall establish the purchase price and form of payment for each stock bonus award, which purchase price shall be no less than 100% of the fair market value per share on the date of grant; provided that the purchase price per share for a stock bonus award may be reduced on a dollar-for-dollar basis to the extent the stock bonus award is granted to the purchaser in lieu of cash compensation otherwise payable to the recipient.  A stock bonus award is accepted by the execution of a stock bonus agreement between the Company and the recipient, accompanied by the payment of the purchase price for the shares, if any. Unless the Administrator determines otherwise, the stock bonus agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the recipient’s employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator.

          Awards Not Transferable.  Awards may not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, or with respect to awards other than incentive stock options, with the Administrator’s consent, and may be exercised, during the lifetime of the holder, only by the holder or such transferees as have been transferred an award with the Administrator’s consent.  If the Administrator makes an award transferable, such award shall contain such additional terms and conditions, as the Administrator deems appropriate.

          Adjustments Upon Changes in Capitalization. In the event that any dividend, distribution, stock split, reverse stock split, stock dividend, combination, reclassification, reorganization, merger, consolidation, split-up, repurchase, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, exchange of common stock or other securities of the Company or other similar corporate transaction or event, in the Administrator’s discretion, affects the common stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2003 Plan or with respect to awards granted under the 2003 Plan, appropriate adjustments shall be made in the number and kind of shares of stock (or other securities or property) subject to the 2003 Plan, the number and kind of shares of stock (or other securities or property) subject to any award outstanding under the 2003 Plan, and the exercise or purchase price of any such award.

          In the event of a liquidation or dissolution, any unexercised awards will terminate. The Administrator shall notify the award holders 15 days prior to the consummation of the liquidation or dissolution.

          In the event of a merger, sale or all or substantially all of the assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting securities of the Company, each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall accelerate (i.e. become exercisable immediately in full) in any of the following events: (1) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards, in which case the Administrator shall notify the award holders and the awards shall be fully vested and exercisable for 15 days following such notice, and all unexercised awards at the end of such period shall terminate, (2) if the employment of the optionee is involuntarily terminated without cause within one year following the date of closing of the merger or acquisition, or (3) if the merger or acquisition is not approved by the members of the Board of Directors in office prior to the commencement of such merger or acquisition.

          Amendment and Termination of the 2003 Plan.  The 2003 Plan will continue in effect until terminated by the Board; provided that no incentive stock option may be granted under the 2003 Plan after May 22, 2013.  The Board may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, the 2003 Plan requires stockholder approval for any amendment to the 2003 Plan to the extent necessary to comply with applicable laws, rules and regulations. No action by the Board or stockholders may alter or impair any award previously granted under the 2003 Plan without the consent of the holder.

          Federal Income Tax Consequences

          Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.  If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

          Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

          Restricted Stock Awards; Stock Bonuses.  For federal income tax purposes, if an individual is granted a restricted stock award or a stock bonus, the recipient generally will recognize taxable ordinary income equal to the excess of the common stock’s fair market value over the purchase price, if any.  However, to the extent the common stock is subject to certain types of restrictions, such as a repurchase right in favor of the Company, the taxable event will be delayed until the vesting restrictions lapse unless the recipient makes a valid election under Section 83(b) of the Code.  If the recipient makes a valid election under Section 83(b) of the Code with respect to restricted stock, the recipient generally will recognize ordinary income at the date of acquisition of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock.  If, however, a valid Section 83(b) election is not made by the recipient, the recipient will generally recognize ordinary income when the restrictions on the shares of restricted stock lapse, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.  With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the recipient.  Upon disposition of the common stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock, if any, plus any amount recognized as ordinary income upon acquisition (or the lapse of restrictions) of the common stock.  Such gain or loss will be long-term or short-term depending on how long the common stock was held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

          Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 2003 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.  Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (1) the stock award plan contains a per-employee limitation on the number of shares for which awards may be granted during a specified period; (2) the per-employee limitation is approved by the stockholders; (3) the award is granted by a compensation committee comprised solely of “outside directors”; and (4) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

          Restricted stock awards and stock bonus awards qualify as performance-based compensation under the Treasury regulations only if: (1) the award is granted by a compensation committee comprised solely of “outside directors”; (2) the award is earned (typically through vesting) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (3) the compensation committee certifies in writing prior to the earning of the awards that the performance goal has been satisfied; and (4) prior to the earning of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

          The 2003 Plan has been designed to permit the compensation committee to grant stock options, restricted stock awards and stock bonus awards which will qualify as “performance-based compensation.”

          The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of restricted stock awards or stock bonus awards and the Company with respect to the grant and exercise of awards under the 2003 Plan.  It does not purport to be complete, and does not discuss the tax consequences of the employee’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

          The following table sets forth information about prior grants under the 2003 Plan to our executive officers, directors and employees.

2003 Incentive Stock Plan

Name and Position	Number of Shares of Stock Bonus Awards Subject to Vesting (#)		Dollar Value of Shares of Stock Bonus Award ($)		Number of Shares Subject to Options Granted (#)

Gary A. Lyons- President and Chief Executive Officer	7,500	(1)	$450,000	(2)	110,000
Paul W. Hawran- Executive Vice President and Chief Financial Officer	2,000	(1)	120,000	(2)	35,000
Henry Y. Pan, M.B.B.S., PhD., F.A.C.C.- Executive Vice President, Clinical Development and Chief Medical Officer	2,000	(1)	120,000	(2)	20,000
Margaret E. Valeur-Jensen, J.D., Ph.D. Senior Vice President, General Counsel and Corporate Secretary	3,000	(1)	180,000	(2)	35,000
Kevin C. Gorman, Ph.D.-Senior Vice President, Business Development	4,000	(1)	240,000	(2)	40,000
All Executive Officers as a Group	26,523	(1)	1,591,380	(2)	315,000
Chairman of the Board of Directors	-		-		15,000	(3)
All Non-Executive Directors as a Group	-		-		60,000	(3)
All Non-Executive Officer Employees as a Group	7,250	(4)	435,000	(4)	602,407	(4)

(1)	Such grants were made in lieu of cash bonuses that would have been paid to these individuals and have vesting periods ranging from two years to four years.
(2)	Value based on the closing price of the Company’s common stock on April 1, 2004 of $60.00.
(3)

Pursuant to the terms of the 2003 Plan, (1) each non-employee Director automatically shall be granted, upon his or her initial election or appointment as a non-employee Director, an option to purchase 20,000 shares of common stock (a “First Option”); (2) each person who is serving as a non-employee Director on the day of each annual meeting of stockholders automatically shall be granted an option to purchase 12,000 shares of common stock, if on such date, he or she shall have served on the Board for at least six months (a “Subsequent Option”); and (3) the Chairman of the Board of Directors automatically shall be granted an option to purchase 3,000 additional shares, or 15,000 shares of common stock, on the day of each annual meeting of the stockholders of the Company, if on such date, he or she shall have served on the Board for at least six months.  These grants are subject to the vesting provisions described above (See “Automatic Grants to Non-Employee Directors”).  Currently the Company has six non-employee directors, all of whom are eligible to receive Subsequent Options on the day of the Annual Meeting.  The Chairman of the Board will also be eligible to receive an option grant as described above on the day of the Annual Meeting. The actual value realized upon exercise of an option will depend on the excess of the stock price over the exercise price on the date of exercise.

(4)

Only non-employee directors of the Company are eligible to receive automatic grants under the 2003 Plan. All other grants under the 2003 Plan are within the discretion of the Board or its committee and the benefits of such grants are, therefore, not determinable.

Equity Compensation Plans

          The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2003.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	4,130,804	$30.17	367,992

Equity compensation plans not approved by security holders (2)	1,089,513	40.11	-

Total	5,220,317	$32.25	367,992

(1)

Number of shares remaining available for future issuance under equity compensation plans are from the Company’s 2003 Incentive Stock Plan (217,807) and the 1996 Employee Stock Purchase Plan (150,185). The shares available for issuance under the 2003 Incentive Stock Plan may be issued in the form of options, restricted stock or stock bonus awards.

(2)

Consists of shares of common stock issuable under the Company’s 2001 Stock Option Plan under which no further awards will be made, and an employment commencement non statutory stock option. See the descriptions below.

Summary of the 2001 Stock Option Plan

          The essential features of the 2001 Stock Option Plan, as amended (“2001 Plan”), are summarized below.  This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Plan, as amended.

          General.  The purpose of the 2001 Plan is to attract and retain the best available personnel, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company’s business.  Effective May 22, 2003, options and stock purchase rights may no longer be granted under the 2001 Plan.  Options granted under the 2001 Plan are to be nonstatutory stock options.

          Administration.  The 2001 Plan may generally be administered by the Board of Directors or a Committee appointed by the Board (in either case, the “Administrator”).  The Administrator may make any determinations deemed necessary or advisable for the Plan.

          Eligibility.  Nonstatutory stock options and stock purchase rights may have been granted under the 2001 Plan to employees and consultants (including officers and Directors) of the Company and any parent or subsidiary of the Company; provided that the aggregate number of shares issued or reserved for issuance pursuant to options granted to persons other than officers exceeded fifty percent (50%) of the total number of shares issued or reserved for issuance pursuant to options granted under the 2001Plan. The Administrator, in its discretion, selected the employees and consultants to whom options and stock purchase rights may have been granted, the time or times at which such options and stock purchase rights were granted, and the number of shares subject to each such grant.

          Terms and Conditions of Options.  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          Exercise Price.  The Administrator determined the exercise price of options at the time the options are granted.  The exercise price of a nonstatutory stock option was no less than the par value per share on the date of grant. The fair market value of the common stock was determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option was granted.

          Exercise of Option; Form of Consideration.  The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option.  The means of payment for shares issued upon exercise of an option is specified in each option agreement.  The Plan permits payment to be made by cash, check, promissory note bearing a market rate of interest, other shares of common stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

          Term of Option.  The term of options are no more than 10 years from the date of grant.  No option may be exercised after the expiration of its term.

          Termination of Employment.  If an optionee’s employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (which date is typically six months after the date of such termination), or (ii) the expiration date of such option.  To the extent the option is exercisable at the time of the optionee’s termination, the optionee may exercise all or part of his or her option at any time before it terminates.

          Disability.  If an optionee’s employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the Plan expire on the earlier of (i) six months from the date of such termination (or such other period of time as determined by the Administrator) or (ii) the expiration date of such option.  The optionee (or the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent the right to exercise would have accrued had the optionee remained an employee or consultant for a period of six months from the time of termination due to disability.

          Death.  In the event of an optionee’s death: (i) during the optionee’s employment or consulting relationship with the Company, the option may be exercised, at any time within six months of the date of death (or at such later time as may be determined by the Administrator but in no event later than the expiration date of such option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee’s right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company six months after the date of death; or (ii) within 30 days (or such other period of time as determined by the Administrator) after the optionee’s employment or consulting relationship with the Company terminates, the option may be exercised at any time within six months (or such other period of time  as determined by the Administrator) following the date of death (but in no event later than the expiration date of the option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee’s right to exercise the option at the date of termination.

          Retirement.  The Plan has provides that upon the retirement of any Company employee at age 55 or greater following five or more years of service to the Company, all stock options held by such employee will vest and be exercisable for a term of three years from the date of retirement.

          Nontransferability of Options.  Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee’s lifetime only by the optionee.

          Other Provisions.  The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

          Stock Purchase Rights.  A stock purchase right gives the purchaser a period of no longer than six months from the date of grant to purchase common stock.  The purchase price of common stock purchased pursuant to a stock purchase right is determined in the same manner as for nonstatutory stock options.  A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares.  Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with the Company for any reason (including death and disability).  The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser.  The repurchase option lapses at a rate determined by the Administrator.  A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee’s lifetime only by the optionee.

          Adjustments Upon Changes in Capitalization.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

          In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate.  The Administrator shall notify the optionee 15 days prior to the consummation of the liquidation or dissolution.  To the extent it has not been previously exercised, the option or stock purchase right shall terminate immediately prior to the consummation of such proposed action.

          In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right may be assumed or an equivalent option or right may be substituted by the successor corporation.  The vesting of each outstanding option or stock purchase right shall accelerate (i.e. become exercisable immediately in full) in any of the following events:  (1) if the successor corporation refuses to assume the option or stock purchase rights, or to substitute substantially equivalent options or rights, (2) if the employment of the optionee is involuntarily terminated without cause within one year following the date of closing of the merger or acquisition, or (3) if the merger or acquisition is not approved by the members of the board of Directors in office prior to the commencement of such merger or acquisition.

          Amendment and Termination of the Plan.  The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.  However, the Plan requires stockholder approval for any amendment to the Plan to the extent necessary to comply with applicable laws, rules and regulations.  No action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the consent of the optionee.  Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

Summary of the Employment Commencement Nonstatutory Stock Option

          The essential features of the Employment Commencement Nonstatutory Stock Option issued to Wendell Wierenga, Ph.D. (the “Optionee”) on September 1, 2003 (the “Option”) in connection with, and as an inducement to, his becoming an employee and officer of the Company are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Option. The Option covers the right to purchase 100,000 shares of the Company’s common stock at an exercise price of $53.58 per share. The Option is a nonstatutory option for tax purposes and may not be transferred other than by will or the laws of descent and distribution.

          Exercise of Option; Form of Consideration; Term of Option.  The Option vests and becomes exercisable with respect to 25% of the shares 12 months after issuance and with respect to an additional

1/48 of the shares each month thereafter, subject to the Optionee continuing to be an employee or consultant. The Option permits payment to be made by cash, check, other shares of common stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof. The term of the Option is 10 years from the date of grant. The Option may not be exercised after the expiration of its term.

          Termination of Employment; Retirement.  If the Optionee’s employment terminates for any reason other than death or disability, then the Option expires on the earlier of (i) 90 days after the date of such termination or (ii) the expiration date of such Option. If the Optionee’s employment terminates upon death or disability, then the Option expires on the earlier of (i) six months after the date of such termination or (ii) the expiration date of such Option. The Option provides that upon the retirement of the Optionee at age 55 or greater following five or more years of service to the Company, the Option will vest and be exercisable for a term of three years from the date of retirement.

          Adjustments Upon Changes in Capitalization.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Option and the exercise price of the Option. In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, the Option may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of the Option right shall accelerate (i.e., become exercisable immediately in full) in any of the following events: (1) if the successor corporation refuses to assume the Option, or to substitute substantially equivalent options, (2) if the employment of the Optionee is involuntarily terminated without cause within one year following the date of closing of the merger or acquisition, or (3) if the merger or acquisition is not approved by the members of the board of directors in office prior to the commencement of such merger or acquisition.

OTHER MATTERS

          As of the date of this Proxy Statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

           “Householding” of Proxy Materials.    The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

          Advance Notice Procedures.    Under our bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary at its principal executive office before December 27, 2004. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Neurocrine
BIOSCIENCES

AST PROXY DEPARTMENT
59 MAIDEN LANE
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com
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VOTE BY PHONE - 1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Neurocrine Biosciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NRCRN1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEUROCRINE BIOSCIENCES, INC.

Vote on Directors

	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1. To elect 01) Richard F. Pops and 02) Stephen A. Sherwin, M.D. as Class II Directors	O	O	O	________________

Vote on Proposals

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NEUROCRINE BIOSCIENCES, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2004

The undersigned stockholder of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2004 and hereby appoints Gary A. Lyons and Paul W. Hawran, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of NEUROCRINE BIOSCIENCES, INC. to be held on May 26, 2004 at 8:30 a.m. local time, at the Company's corporate headquarters located at 12790 El Camino Real, San Diego, California 92130, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, FOR THE AMENDMENT OF THE COMPANY'S 2003 INCENTIVE STOCK PLAN AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)